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                                                                 EXHIBIT 12.1

                            BRISTOL HOTEL COMPANY
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (DOLLARS IN THOUSANDS)


                                                           Eleven Months
                                       Year Ended          Ended
                                       December 31, 1996   December 31, 1995
                                       -----------------   -----------------

Earnings:
    Income before income taxes and
      extraordinary item                         $28,150             $7,791
    Fixed charges, excluding
      capitalized interest                        19,536             19,214
                                       -----------------   -----------------

         Earnings, as adjusted                   $47,686            $27,005
                                       -----------------   -----------------
                                       -----------------   -----------------

Fixed charges:
    Interest expense                             $16,324             $18,281
    Capitalized interest                           2,100                 128
    Amortization of discount                         420                   0
    Amortization of financing costs                1,872                  93
    Portion of rents representative of
      the interest factor                            920                 840
                                       -----------------   -----------------

         Fixed charges                           $21,636             $19,342
                                       -----------------   -----------------
                                       -----------------   -----------------
         Ratio of earnings to
           fixed charges                            2.20                1.40
                                       -----------------   -----------------
                                       -----------------   -----------------